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                                                                    Exhibit 23.1






               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in this Annual Report (Form 10-K/A) of Continental Circuits Corp. of our report dated August 16, 1996, except for
Note 9 as to which the date is September 30, 1996, included in the 1996 Annual Report to Shareholders of Continental Circuits Corp.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-96658) pertaining to the Continental Circuits Corp. 1987 Stock Option Plan and in the Registration Statement (Form S-8 No. 33-81023) pertaining to the Continental Circuits Corp. Employee Stock Purchase Plan of our report dated August 16, 1996, except for Note 9 as to which the date is September 30, 1996, with respect to the financial statements incorporated herein by reference.


                                                  ERNST & YOUNG LLP



Phoenix, Arizona
November 11, 1996